Exhibit 99.1

Natural Health Trends Reports First Quarter 2018 Financial Results

•	Second sequential quarterly increase in net sales

•	Declared special dividend of $20.0 million, or $1.76 per share

•	Increased quarterly dividend 8% to $0.14 per share

LOS ANGELES – May 2, 2018 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

•	Total revenue of $52.4 million decreased 13% compared to $59.9 million in the first quarter of 2017 and increased 14% compared to $46.1 million in the fourth quarter of 2017.

◦
Revenue from the Company’s Hong Kong operations, which represented 91% of total revenue, was $47.6 million, a decrease of 13% compared to $54.6 million in the first quarter of 2017, and an increase of 20% compared to $39.6 million in the fourth quarter of 2017.

◦	Revenue outside of Hong Kong of $4.7 million decreased 11% compared to $5.3 million in the first quarter of 2017 and decreased 28% compared to $6.5 million in the fourth quarter of 2017.

•	Operating income was $10.0 million compared to $13.0 million in the first quarter of 2017 and $8.7 million in the fourth quarter of 2017.

•	Net income was $8.8 million, or $0.78 per diluted share, compared to net income of $10.4 million, or $0.93 per diluted share, in the first quarter of 2017.

•	The number of Active Members[1] decreased 1% to 95,040 at March 31, 2018, compared to 95,670 at December 31, 2017, and decreased 16% compared to 113,710 at March 31, 2017.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve month period.

Management Commentary

“Our momentum in the back half of 2017 carried into 2018 with our total revenue increasing 14% over the prior quarter, marking our second consecutive quarter of sales growth,” commented Chris Sharng, President of Natural Health Trends Corp. “Our improved top-line performance is a direct result of the enhancements made to our commission plan to better incentivize up-and-coming members and ease rank advancement, along with our effective marketing programs. We also held our international Ambassador Academy in Hong Kong, which attracted over 5,500 people. The orders generated by promotions directly related to the event exceeded those of the last three years.”

Mr. Sharng further commented, “With our revenue for the quarter improved, 2018 is off to a good start. Our leaders remain energized and enthusiastic and we look forward to more productive incentive trips and targeted training programs this year to drive further progress and growth.”

Balance Sheet and Cash Flow

•	Net cash provided by operating activities was $11.1 million, compared to $13.8 million in the first quarter of 2017.

•
On April 17, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.14, which represents an 8% increase over the prior quarter dividend, as well as a special cash dividend of $1.76 per share on outstanding common stock. The dividends will be payable on May 25, 2018 to stockholders of record as of May 15, 2018.

First Quarter 2018 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2018 financial results today, Wednesday, May 2, 2018 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, May 2, 2018
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13678508
Webcast:	http://public.viavid.com/index.php?id=129162
For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on May 2, 2018 through 11:59 p.m. Eastern Time on May 16, 2018 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13678508.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 27, 2018 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investor Contact:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$145,095	$135,311
Inventories	7,944	8,398
Other current assets	6,021	7,534
Total current assets	159,060	151,243
Property and equipment, net	1,040	1,149
Goodwill	1,764	1,764
Restricted cash	3,279	3,167
Deferred tax asset	1,435	1,435
Other assets	809	796
Total assets	$167,387	$159,554
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,669	$1,751
Income taxes payable	42	309
Accrued commissions	10,027	11,170
Other accrued expenses	8,549	7,605
Deferred revenue	4,112	4,455
Amounts held in eWallets	14,623	15,152
Other current liabilities	1,756	1,479
Total current liabilities	41,778	41,921
Income taxes payable	19,052	19,052
Deferred tax liability	55	56
Long-term incentive	7,596	7,904
Total liabilities	68,481	68,933
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,415	86,683
Retained earnings	52,253	44,908
Accumulated other comprehensive loss	(27)	(413)
Treasury stock, at cost	(39,748)	(40,570)
Total stockholders’ equity	98,906	90,621
Total liabilities and stockholders’ equity	$167,387	$159,554

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Net sales	$52,367	$59,874
Cost of sales	10,221	11,245
Gross profit	42,146	48,629
Operating expenses:
Commissions expense	22,980	25,965
Selling, general and administrative expenses	9,122	9,672
Total operating expenses	32,102	35,637
Income from operations	10,044	12,992
Other income, net	163	156
Income before income taxes	10,207	13,148
Income tax provision	1,383	2,723
Net income	$8,824	$10,425
Net income per common share:
Basic	$0.78	$0.93
Diluted	$0.78	$0.93
Weighted-average number of common shares outstanding:
Basic	11,286	11,229
Diluted	11,288	11,251
Cash dividends declared per common share	$0.13	$0.44

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,824	$10,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	131	136
Stock-based compensation	—	9
Cumulative translation adjustment realized in net income	—	(258)
Changes in assets and liabilities:
Inventories	473	2,091
Other current assets	1,548	1,419
Other assets	(5)	(62)
Accounts payable	920	(61)
Income taxes payable	(275)	1,798
Accrued commissions	(1,119)	(428)
Other accrued expenses	1,483	(1,555)
Deferred revenue	(333)	(647)
Amounts held in eWallets	(466)	1,138
Other current liabilities	272	314
Long-term incentive	(308)	(508)
Net cash provided by operating activities	11,145	13,811
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17)	(72)
Net cash used in investing activities	(17)	(72)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(1,479)	(4,981)
Net cash used in financing activities	(1,479)	(4,981)
Effect of exchange rates on cash, cash equivalents and restricted cash	247	22
Net increase in cash, cash equivalents and restricted cash	9,896	8,780
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	138,478	128,884
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$148,374	$137,664
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	554	1,393